CASH COLLATERAL ACCOUNT
                    SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT


                                      among


                               1290 PARTNERS, L.P.

                                       and

                             237 PARK PARTNERS L.P.,

                                  as Borrowers


                                       and


                            THE CHASE MANHATTAN BANK,
                          as Agent for certain Lenders







                          DATED: as of October 10, 1996

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                             CASH COLLATERAL ACCOUNT
                    SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT


               CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (this "Agreement"), dated as of October 10, 1996, by and among 1290 PARTNERS, L.P., a Delaware limited partnership, and 237 PARK PARTNERS, L.P., a Delaware limited partnership (each, a Borrower and collectively, the "Borrowers"), and THE CHASE MANHATTAN BANK, as agent ("Agent") for certain lenders (the "Lenders").

                              W I T N E S S E T H:

               WHEREAS, pursuant to a certain Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among Borrowers, as borrowers, the Lenders listed on the signature page thereof (the "Lenders") and Agent, as agent for the Lenders, Agent and Lenders have committed to make a loan (the "Loan") to Borrowers in the aggregate amount of $420,000,000, evidenced by certain promissory notes, dated as of the date hereof (the "Notes") and secured by that certain Mortgage Modification, Restatement and Security Agreement, dated as of the date hereof (the "Mortgage"), between Borrowers, as mortgagor, and Agent, as mortgagee, and the other Loan Documents (as hereinafter defined); and

               WHEREAS, pursuant to the Credit Agreement, Borrowers have agreed to establish the Collection Accounts, the Cash Collateral Account and the Sub-Accounts therein (as such terms are hereinafter defined) and to grant to Agent, a first perfected security interest therein, upon the terms and subject to the conditions hereof.

               NOW, THEREFORE, in consideration of the agreements and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Definitions. Unless the context otherwise requires, capitalized terms used but not otherwise de- fined herein shall have the respective meanings provided therefor in the Credit Agreement, and the following terms shall have the following meanings:

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               "Annual Budget" has the meaning provided in the Credit Agreement.

               "Basic Sub-Accounts" means the Sub-Accounts of the Cash Collateral Account established and maintained pursuant to Section 3(b) hereof relating to the payment of Basic Carrying Costs (as defined in Section 3(a)).

               "Cash Collateral Account" has the meaning provided in Section 3.

               "Cash Flow Commencement Date" has the meaning provided in Section 3(g).

               "Collection Accounts" has the meaning provided in Section 3.

               "Current Month" has the meaning provided in Section 3(e).

               "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account, entitled "237 & 1290 Debt Service Payment CMB Escrow Account", Account Number: 230-110886, established and maintained pursuant to
Section 3(b) hereof relating to the Required Debt Service Payment.

               "Domestic Business Day" has the meaning provid- ed in the Credit Agreement.

               "Equitable Lease" means that certain Lease, dated July 1, 1995, by and between 1290 Partners, L.P. (successor in interest to 1290 Associates), as landlord, and Equitable Life Assurance Society of the United States, as tenant.

               "Escrow Sub-Account" means the Sub-Account of the Cash Collateral Account, entitled "237 & 1290 T.I. CMB Escrow Account", Account Number:
230-110894, estab- lished and maintained pursuant to Section 3(b) hereof relating to the Warner Work Allowance and the 1290 Lobby Improvements.

               "Event of Default" means any material breach of this Agreement which, unless otherwise specified herein, continues for more than, with respect to monetary matters, three (3) Domestic Business Days, and with respect

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to non-monetary matters, ten (10) Domestic Business Days, after written notice thereof has been given by Agent to Borrowers or any Event of Default as defined in the Credit Agreement or the Mortgage.

               "Expiring Lease Costs" has the meaning provided in the Credit Agreement.

               "Expiring Lease Costs Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account to be established and maintained pursuant to
Section 3(b) hereof relating to the payment of Expiring Lease Costs.

               "Expiring Lease Costs Monthly Amount" means an amount equal to 50% of Net Cash Flow for each Monthly Collection Period, which amount shall be deposited by Borrowers into the Expiring Lease Costs Reserve Sub-Ac-count for each month commencing in the Fourth Loan Year, until such time as $15,000,000 is on deposit in the Expiring Lease Costs Reserve Sub-Account, as such amount may be reduced (i) pursuant to the terms of Section 2.9 of the Credit Agreement and
(ii) by the sum of Expiring Lease Costs actually incurred by Borrowers from and after the date hereof, whether directly by Borrowers or in accordance with the provisions of Section 3(i)(iv) hereof, as certified by Borrowers to Agent in an Officer's Certificate and verified by such other documentation as Agent may reasonably require.

               "Imposition Sub-Account" means the Sub-Account of the Cash Collateral Account, entitled "237 & 1290 Imposition CMB Escrow Account", Account
Number: 230- 110851, established and maintained pursuant to Section 3(b) hereof relating to the payment of all Impositions hereunder.

               "Initial Basic Carrying Costs Deposit" means $8,936,424.

               "Insurance Sub-Account" means the Sub-Account of the Cash Collateral Account, entitled "237 & 1290 Insurance CMB Escrow Account", Account
Number: 230- 110878, established and maintained pursuant to Section 3(b) hereof relating to the payment of all insurance premiums required hereunder.


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               "Loan" has the meaning provided in the recitals hereof.

               "Manager" has the meaning provided in the Credit Agreement.

               "Monthly Amount" has the meaning provided in the Credit
Agreement.

               "Monthly Collection Period" means the period commencing on the first day of each calendar month and ending on the last day of such calendar month.

               "Net Cash Flow" has the meaning provided in the Credit Agreement.

               "Officer's Certificate" has the meaning provid- ed in the Credit Agreement.

               "Payment Date" means the date or dates upon which any Required Debt Service Payment is due.

               "Pledged Notes" has the meaning provided in the Credit Agreement.

               "Properties" has the meaning provided in the Mortgage.

               "Property Expenses" has the meaning provided in the Credit Agreement.

               "Property Income" has the meaning provided in the Credit
Agreement.

               "Required Debt Service Payment" with respect to any month, shall mean the sum of any interest on the Loan, the Monthly Amount which is required to be paid pursuant to the terms of the Credit Agreement during such month and any payments or costs payable pursuant to any Termination Event (as defined in the Swap Agreement) required to be paid under the Swap Agreement.

               "Sub-Accounts" means any Sub-Accounts, however designated, of the Cash Collateral Account, including the Basic Sub-Accounts, the Expiring Lease Costs Reserve Sub-Account, and the Escrow Sub-Account to be established pursuant to Section 3 hereof.

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               "Swap Agreement" has the meaning provided in the Credit
Agreement.

               "Taking" has the meaning provided in the Mort- gage.

               "Term" has the meaning provided in the Credit Agreement.

               "1290 Lobby Improvements" means the work to be performed by Landlord in the lobby of the 1290 Property pursuant to the terms of Section 8.21 of the Equitable Lease.

               "Warner Lease" means that certain Lease, dated February 1, 1996, by and between 1290 Partners, L.P. (successor in interest to 1290 Associates, L.L.C.), as landlord, and Warner Communications, Inc., as tenant.

               "Warner Work Allowance" means the Tenant Work Allowance payable to Warner Communications, Inc. pursuant to Section 4.01(d) of the Warner Lease, excluding any allowance applicable to Block F (as defined in the Warner Lease).

               2. Security for Obligations. To secure the full and punctual payment and performance of the Obligations, Borrowers hereby sell, assign, convey, pledge, grant and transfer to Agent, a first and continuing perfected security interest in and Lien on and to all of Borrowers' right, title and interest in and to the following property of Borrowers, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the "Collateral"):

               (i) the Collection Accounts, the Cash Collateral Account and the Sub-Accounts therein and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Collection Accounts, the Cash Collateral Account and the Sub-Accounts therein from time to time including, without limitation, all deposits or wire transfers made to the Collection Accounts, the Cash Collateral Account and the Sub-Accounts therein pursuant to this Agreement;

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               (ii) any and all Permitted Investments (as hereinafter defined)
          purchased with funds deposited in the Collection Accounts, the Cash Collateral Account and the Sub-Accounts therein;

               (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

               (iv) to the extent not covered by clauses (i), (ii) and (iii) above, all proceeds (as defined under the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of any or all of the foregoing.

Agent shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein, as well as all other rights and remedies available at law or equity.

               3. Cash Flow and Establishment of Accounts.

               (a) Cash Flow. Borrowers hereby acknowledge and agree that all Property Income derived from the Properties shall be deposited into the Collection Accounts. Borrowers hereby acknowledge and agree that Agent shall transfer, on a daily basis, all funds received in the Collection Accounts into the Cash Collateral Account and the Sub-Accounts therein and such funds shall be utilized as follows: (i) to fund the Imposition Sub-Account, to the extent required pursuant to Section 3(e)(i) hereof, (ii) to fund the Insurance Sub-Account, to the extent required pursuant to Section 3(e)(ii) hereof, (iii) to fund the Debt Service Payment Sub-Account to the extent required pursuant to
Section 3(e)(iii) hereof and (iv) to replenish any of the Sub-Accounts described in clauses (i)-(iii) above, to the extent funds in such Sub-Accounts were previously drawn upon to fund other Sub-Accounts hereunder as provided in
Section 3 hereof (the amounts required to be paid out of the accounts described in clauses (i) through (iv) above are collectively, the "Basic Carrying Costs"). In addition to the

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foregoing, on the date hereof, Borrowers shall fund the Escrow Sub-Account in an amount equal to $5,508,000. Each Borrower hereby represents and warrants that a notice has been sent to each Tenant and any other Persons required to make any payments to Borrowers, including, without limitation, the obligors under the Pledged Notes and the Counterparty, instructing each Tenant and such other Persons to send all rents, additional rents and other payments due and owing to Borrowers under the Leases, the Pledged Notes, the Swap Agreement or otherwise, directly to a Collection Account or the Cash Collateral Account. All leases hereafter executed with respect to the Mortgaged Property shall include a provision requiring such Person to send all rents, additional rents and other payments due to Borrowers directly to a Collection Account or the Cash
Collateral Account or shall be accompanied by a notice evidencing such requirement. Each Borrower agrees that it shall promptly deliver notice to any future tenant and other Persons hereafter owing any Property Income to Borrowers (except as otherwise provided in the Mortgage) requiring such Person to send all rents, additional rents and other payments due to Borrowers directly to a Collection Account or the Cash Collateral Account. Each Borrower covenants that it shall not revoke any such notice sent to any Tenant or other Person in accordance with the terms hereof. Each Borrower shall take all other reasonable and necessary actions to ensure that each Tenant and such other Persons pay Property Income due and owing to Borrowers into a Collection Account or the Cash Collateral Account. If the Manager or either Borrower shall collect any Property Income from any Tenant or any other Person, the Manager or such Borrower, as applicable, shall send such funds, within three (3) Domestic Business Days after receipt thereof, to a Collection Account or the Cash Collateral Account, and, to the extent additional payments of Property Income are to be received from such party, within three (3) Domestic Business Days thereof shall send such Tenant or Person a notice directing that all Property Income be sent directly to a Collection Account or the Cash Collateral Account, and shall send Agent a duplicate copy of such notice, and if Borrowers fail to do so, Agent is hereby appointed Borrowers' attorney-in-fact for purposes of sending such notice and collecting such Property Income. Borrowers hereby grant Agent a security interest in Borrowers' right, title and interest, if any, in all amounts deposited into the Collection Accounts and

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the Cash Collateral Account. Until so deposited, any such amounts held by
Borrowers shall be deemed to be Collateral and shall be held in trust by them for the benefit and as the property of Lender (as secured party) and shall not be commingled with any other funds or property of Borrowers. Each Borrower shall be liable to Agent for any sums received by either Borrower or by any agent of either Borrower which are not deposited in a Collection Account or the Cash Collateral Account in accordance with this Agreement.

               Each Borrower agrees that all Property Income from the Mortgaged Property, including, without limitation, Proceeds received in accordance with the Mortgage (except as otherwise provided in the Mortgage) and all amounts payable to Borrowers under the Swap Agreement, will be deposited directly into a Collection Account or the Cash Collateral Account, there are no other accounts maintained by Borrowers or the Manager for the collection of Property Income with respect to the ownership and operation of the Mortgaged Property, and so long as the Notes shall be outstanding, neither Borrowers nor the Manager shall open any accounts for the collection of Property Income with respect to the Mortgaged Property other than such accounts as may be established to hold any amounts disbursed by Agent to Borrowers from the Cash Collateral Account after funding of the Basic Sub-Accounts in accordance with Section 3(e) hereof. Notwithstanding the foregoing, Agent shall in its reasonable discretion determine whether to deposit any checks received by Agent with any restrictive endorsement (e.g. "accord and satisfaction"). Prior to the occurrence of an Event of Default, Agent shall not deposit any check for which Borrowers have notified Agent prior to receipt thereof as to any dispute concerning the maker of such check.

               (b) Establishment of Collection Accounts, Cash Collateral Account and Sub-Accounts. (i) On or before the date hereof, there have been established in the name of Agent, on behalf of the Lenders, as secured parties, a collateral account (the "1290 Collection Account"), a collateral account (the "237 Park Collection Account"; each, a "Collection Account" and collectively, the "Collection Accounts") and a collateral account (the "Cash Collateral Account", the Collection Accounts and the Cash Collateral Account collectively, the "Accounts") with

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Agent. On the date hereof, Borrowers shall deposit in the Collection Accounts or the Cash Collateral Account, an amount sufficient to fund the Initial Basic Carrying Costs Deposit and the Escrow Sub-Account.

               (ii) The Collateral shall be held in the Accounts and the Sub-Accounts in accordance with the terms of this Agreement. The 1290 Collection Account will be entitled "1290 Partners, LP CMB Clearing Account", Account
Number: 230-110789. The 237 Park Collection Account will be entitled "237 Park Partners, LP CMB Clearing Account", Account Number: 230-110797. The Cash Collateral Account will be entitled "237 & 1290 CMB Cash Collateral Account", Account Number: 230-110800. The Accounts shall at all times be maintained with a commercial bank in New York City. Until the Indebtedness (as defined in the Mortgage) secured under the Mortgage is repaid in full, the Accounts and the Sub-Accounts shall be under the sole dominion and control of Agent, subject to the terms of this Agreement. Borrowers hereby irrevocably direct and authorize Agent to deposit into and withdraw funds from the Accounts and the Sub-Accounts and transfer funds between Accounts and Sub-Accounts, all in accordance with the terms and conditions hereof. Until the Indebtedness secured under the Mortgage is repaid in full, Borrowers shall have no right of withdrawal in respect of the Accounts or the Sub-Accounts. Each transfer of funds from the Accounts and the SubAccounts shall be made only to the extent that funds are on deposit in such Account or Sub-Account, as applicable, and Agent shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Imposition Sub-Account, Insurance Sub-Account, the Debt Service Payment Sub-Account (collectively, the "Basic Sub-Accounts"), the Expiring Lease Costs Reserve Sub-Account and the Escrow Sub-Account are Sub-Accounts of the Cash Collateral Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement. Agent shall deliver to Borrowers on each Domestic Business Day during which activity occurs, a daily report of all activity in the Cash Collateral Account for such day and a facsimile of debits and credits as well as copies of all checks deposited weekly.

               (c) Permitted Investments. Upon the written request of Borrowers, Agent shall direct the Bank to

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invest and reinvest any balance in the Cash Collateral Account from time to time, but not more frequently than weekly, in permitted investments as set forth on Schedule A attached hereto (the "Permitted Investments") as directed by Borrowers, provided that (i) if Borrowers fail to so instruct Agent, or during an Event of Default, Agent may invest and reinvest such balance in Permitted Investments in its discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account, and allocated to any of the Sub-Accounts, shall be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub- Accounts must be made. If Borrowers make such a request and Agent invests such monies as requested, disbursements to Borrowers, if any, from such accounts shall be made prior to the maturity of such Permitted Investments (x) only if Agent receives a written request from Borrowers to take such a step and (y) only if Agent is able to liquidate such Permitted Investments prior to maturity. All such Permitted Investments shall be held in the name and be under the sole dominion and control of Agent, and no Permitted Investment shall be made unless Agent shall perfect its first priority Lien in such Permitted Investment securing the Indebtedness and Agent shall have sole possession and control over each such Permitted Investment and the income thereon, and any certificate or other instrument or document evidencing any such investment shall be delivered directly to Agent, together with any document of transfer necessary to transfer title to such investment to Agent. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account (or as much thereof as Agent may reasonably arrange to invest) shall at all times be invested in Permitted Investments. All funds in the Cash Collateral Account that are invested in any Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of the Mortgage and the other Loan Documents. Agent shall not have any liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments whether Borrowers or Agent selected such Permitted Investment in accordance herewith, including (without limitation) any loss incurred for any early liquidation of any Permitted Investment, and no such loss shall affect Borrowers' obligation to fund, or liability for funding, the Cash Collateral Account and each Basic Sub-Account or such other Sub-Account established hereunder, as the case

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may be. Borrowers agree that Borrowers shall include all such earnings on the
Cash Collateral Account as income of Borrowers (and, if either Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of such Borrower, as the case may be), shall include all such losses on the Cash Collateral Account as losses of Borrowers (and, if either Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of such Borrower, as the case may be) and shall be the owner of such accounts for federal and applicable state and local tax purposes.

               (d) Interest on Accounts. All interest paid or other earnings on the Permitted Investments of funds deposited into the Cash Collateral Account made hereunder shall be deposited into the Cash Collateral Account and shall be allocated to the Basic Sub-Account or such other Sub-Account established hereunder which would, but for such Permitted Investments, have contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated as Property Income allocated to such Basic Sub-Account or such other Sub-Account established hereunder.

               (e) Monthly Funding of Basic Sub-Accounts. On the date hereof all applicable Basic Sub-Accounts hereunder shall be funded with the Initial Basic Carrying Costs Deposit. For all months thereafter, commencing with the calendar month after the calendar month in which the Closing Date occurs (each, the "Current Month"), all ------------- monies collected in the Cash Collateral Account during such Current Month's Monthly Collection Period shall be allocated as set forth in this Section 3(e). In each Current Month, during the Current Month's Monthly Collection Period, Agent shall allocate all funds transferred or deposited into the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

               (i) first, to the Imposition Sub-Account, until an amount has been allocated to the Imposition Sub-Account equal to the monthly proportionate sum of (w) all Impositions against the Mortgaged Property attributable to the Current Month (with any such sums due less frequently than monthly allocated equally to each Current Month) (i.e., if a certain Imposition is payable on a semi-annual basis, then one-sixth (1/6) of such semi-

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annual Imposition shall be due during each Current Month), plus (x) an amount equal to such payments for any prior month(s), to the extent not previously allocated to such Sub-Account, plus (y) an amount equal to the amount, if any, deducted therefrom in any preceding month to pay any amounts due from any other Basic Sub-Accounts because of a shortfall in such other Basic Sub-Accounts;

               (ii) second, to the Insurance Sub-Ac- count, until an amount has been allocated to the Insurance Sub-Account equal to the monthly proportionate sum of (w) all insurance premiums attributable to the Current Month (with any such sums due less frequently than monthly allocated equally to each Current Month), for all insurance policies required to be maintained pursuant to the terms of the Mortgage (i.e., if a certain insurance premium is payable on a semi-annual basis, then one sixth (1/6) of such semi-annual premium shall be deposited during each Current Month), plus (x) an amount equal to such payments for any prior month(s), to the extent not previously allocated to such Sub-Account, plus (y) an amount equal to the amount, if any, deducted therefrom in any preceding month to pay any amounts due from any other Basic Sub-Accounts because of a shortfall in such other Basic Sub-Accounts; and

               (iii) third, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for any Payment Date occurring in such Current Month, has been allocated to the Debt Service Payment Sub-Account plus (x) an amount equal to such payments for any prior month(s), to the extent not previously allocated to such Sub-Account, plus (y) an amount equal to the amount, if any, deducted therefrom in any preceding month to pay any amounts due from any other Basic Sub-Accounts because of a shortfall in such other Basic Sub-Accounts.

               (f) Funding of Expiring Lease Costs Reserve Sub-Account. Commencing in the Fourth Loan Year, Borrowers shall, subject to the provisions of Section 2.15(b) of the Credit Agreement, deposit into the Expiring Lease Costs Reserve Sub-Account an amount equal to the Expiring Lease Costs Monthly Amount for the first month thereof and for each month thereafter during the remainder of the Term not later than the fifteenth (15th) day of the next succeeding month; provided that if the fifteenth day of

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any month is not a Domestic Business Day, such deposit shall be made on the next succeeding Domestic Business Day of such month.

               (g) Cash Flow Commencement Date. During each Current Month Agent shall notify Borrowers as soon as reasonably practicable after the amounts set forth in clauses (i) through (iii) of Section 3(e) above have been transferred or deposited into the Cash Collateral Account during such Monthly Collection Period and allocated as aforesaid. The date such Sub-Accounts have been fully funded in a given Monthly Collection Period is hereinafter referred to as the "Cash Flow Commencement Date". Provided that no Event of Default has occurred and is continuing, from and after the Cash Flow Commencement Date, Agent shall disburse to Borrowers or at the direction of Borrowers, to the Manager, on a daily basis, free of any lien hereunder, any amounts remaining in the Cash Collateral Account for such Monthly Collection Period after the Basic Sub-Accounts set forth in clauses (i) through (iii) of Section 3(e) have been fully funded, less any amounts then due and payable but not yet paid to Agent in accordance with Section (f) hereof for any prior month. The balance of the funds distributed to Borrowers after payment of all amounts allocated to the Sub-Accounts may be retained by Borrowers and may be used by Borrowers to pay operating costs of the Properties, make distributions or for any purpose they determine in their sole discretion.

               (h) Funding of Deficiencies. Not later than two (2) Domestic Business Days before each Payment Date during the term of the Loan, Agent shall deliver (by facsimile or otherwise) to Borrowers a certificate in the form annexed hereto and made a part hereof as Exhibit A, stating whether sufficient funds have theretofore been deposited into the Cash Collateral Account to fund each of the Basic Sub-Accounts. If any such certificate states that the funds then allocated to any Basic Sub-Accounts are less than the amount of funds which are required to be deposited therein for such Payment Date, Borrowers shall be obligated to deposit immediately available United States funds (in addition to Property Income) into the Cash Collateral Account, prior to such Payment Date, in the amount of such deficiency, and failure to make such deposit within three
(3) Domestic Business Days after such Payment Date (to the extent such

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shortfall has not been remedied by collection of Property Income during such period) shall be an Event of Default hereunder. The failure of Agent to deliver such certificate to Borrowers shall not relieve any Event of Default hereunder. If, on any Payment Date, the aggregate balance in the Debt Service Payment Sub-Account is insufficient to make the Required Debt Service Payment required to be made pursuant to clause (iii) of Section 3(i) below, then if Borrowers shall fail to deposit such funds within three (3) Domestic Business Days after same is due, an Event of Default shall exist hereunder. In the event that Agent applies the proceeds of any Sub-Account other than the one allocated therefor to make such payment, to make payments under any insurance policy or to pay any Impositions, Borrowers shall, upon demand, repay to Agent, in order to replenish such Sub-Account up to the amount contained therein immediately prior to such application (including interest earned on the balance prior to withdrawal), the amount of the funds so applied, and if Borrowers shall fail to repay such amounts within five (5) Domestic Business Days after such demand (to the extent such Sub-Account has not been replenished by Property Income during such period), an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrowers repay such amount or all Sub-Accounts have otherwise been fully funded. Agent may, at its sole option, replenish such Sub-Account(s) out of available Property Income in subsequent months which Borrowers would have otherwise been entitled to receive. Borrowers shall deliver to Agent, an unaudited financial statement in respect of the Fourth Loan Year, within thirty (30) days after the end of such year, which shall include a reconciliation (reasonably satisfactory to Agent) and adjustment of the sum of the Expiring Lease Costs Monthly Amounts so as to be equal to 50% of the actual Net Cash Flow for such Fourth Loan Year. Agent shall notify Borrowers of any deficiency in such amounts and Borrowers shall deposit such amount into the Expiring Lease Costs Reserve Sub-Account within five (5) Domestic Business Days after notice thereof. If Borrowers shall fail to pay such amounts within five
(5) Domestic Business Days after such demand, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrowers pay such amount or the Expiring Lease Costs Reserve Sub-Account has otherwise been fully funded from Property Income for such year. In addition, the annual financial statements of Borrowers to

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be delivered to Agent in accordance with the Credit Agreement in respect of the
Fourth Loan Year, shall include a reconciliation (reasonably satisfactory to Agent) and adjustment of the sum of the Expiring Lease Costs Monthly Amounts so as to be equal to 50% of the actual Net Cash Flow for such Fourth Loan Year. Agent shall notify Borrowers of any deficiency in such amounts and Borrowers shall deposit such amount into the Expiring Lease Costs Reserve Sub-Account within five (5) Domestic Business Days after notice thereof. If Borrowers shall fail to pay such amounts within five (5) Domestic Business Days after such demand, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrowers pay such amount or the Expiring Lease Costs Reserve Sub-Account has otherwise been fully funded from Property Income for such year. Any excess amounts in the Expiring Lease Costs Reserve Sub-Account at the end of the Fourth Loan Year shall be credited against amounts next due to be deposited therein in the Fifth Loan Year. Borrowers shall pay operating costs, reserve for working capital, accrue expenses and otherwise maintain their books and records and accounting practices as of the end of the Third Loan Year in a manner consistent with the practices employed during the first three (3) years of the Loan.

               (i) Transfers of Funds out of Sub-Accounts. Transfers and payments made out of the Sub-Accounts shall be made in accordance with the following provisions to the extent the same are applicable and shall be payable in the following order:

               (i) Payments of Impositions. Borrowers shall deliver to Agent bills received by Borrowers, if any, for all Impositions due in the following month. Agent shall pay from the Imposition Sub-Account, all Impositions against the Mortgaged Property when such payments become due.

               (ii) Payments Under Insurance Policies. Borrowers shall deliver to Agent copies of bills received by Borrowers, if any, for all insurance premiums due the following month. Agent shall disburse to Borrowers, or at the direction of Borrowers, to Manager from the Insurance Sub-Account all insurance premiums on all insurance polices required to be maintained pursuant to the terms of the Mortgage, as and when such payments become due.

0148055.08-01S4a
                                       15

Borrowers, or if applicable Manager, as directed by Borrowers, shall use proceeds disbursed from the Cash Collateral Account pursuant to this Section solely for the payment of insurance premiums. Borrowers shall deliver to Agent within ten (10) Domestic Business Days after any such disbursement is made evidence reasonably satisfactory to Agent that such insurance premiums have been paid.

               (iii) Payment of Debt Service. On each Payment Date during the term of the Loan, Agent shall disburse from the Debt Service Payment Sub-Account, an amount equal to the sum of (x) the Required Debt Service Payment for such Payment Date, including any payments required to be made to the Counterparty for any costs incurred in connection with any Termination Event and
(y) any amounts deposited into the Cash Collateral Account that are (1) Loss Proceeds that Agent has elected to apply to reduce the Indebtedness in accordance with the terms of the Mortgage and the Credit Agreement and the other Loan Documents, (2) excess Loss Proceeds remaining after the completion of any restoration required hereunder following a Taking and (3) prepayments made pursuant to the Credit Agreement, if any.

               (iv) Funds in the Expiring Lease Costs Re- serve Sub-Account. Not more than once each month, Borrowers' may deliver to Agent an Officer's Certificate and any other documentation reasonably required by Agent evidencing and requesting a release of funds on deposit in the Expiring Lease Costs Reserve Sub-Account for any Expiring Lease Costs (collectively, the "Expiring Lease Costs Package"). Provided that no Event of Default shall have occurred and such Expiring Lease Costs have been approved by Agent in its reasonable discretion (which approval shall be deemed granted if the Lease under which such Expiring Lease Costs are to be paid has been previously approved by Agent) and there are sufficient funds available in the Expiring Lease Costs Reserve Sub-Account, Agent shall disburse to Borrowers an amount equal to such Expiring Lease Costs within five (5) Domestic Business Days after Agent shall have received an Expiring Lease Costs Package from Borrowers. Notwithstanding anything to the contrary set forth herein, Borrowers may deliver to Agent an Officer's Certificate and any other documentation reasonably requested by Agent evidencing and requesting a release of funds in the Expiring Lease Costs Reserve Sub-Account for the purpose of funding 50%

0148055.08-01S4a
                                       16
of the amount (the "Shortfall") by which Property Expenses exceed Property Income for such Monthly Collection Period. Provided that no Event of Default shall have occurred, Agent shall disburse to Borrowers an amount equal to the lesser of (x) the amount requested by Borrowers pursuant to such Officer's Certificate (which in no event shall be more than 50% of the Shortfall), (y) the amount which Borrowers shall, to Agent's reasonable satisfaction, have paid, are paying simultaneously and/or shall pay, from sums previously retained by Borrowers as Net Cash Flow, in respect of the Shortfall, and (iii) the remaining balance of the Expiring Lease Costs Reserve Sub-Account in respect of deposits (net of withdrawals therefrom and exclusive of any amounts deposited pursuant to Section 2.9 (e) of the Credit Agreement) made during the Loan Year in which such Shortfall occurs.

               (v) Funds in the Escrow Sub-Account. Not more than once each month, Borrowers may deliver to Agent an Officer's Certificate and any other documentation reasonably required by Agent evidencing and requesting a release of funds on deposit in the Escrow Sub-Account for any 1290 Lobby Improvements or the Warner Work Allowance. Agent shall disburse to Borrowers such amount provided that with respect to the Warner Work Allowance, such disbursement is in accordance with the terms of Section 4.01 of the Warner Lease, and with respect to the 1290 Lobby Improvements, the construction contracts therefor.

               (j) Payment of Basic Carrying Costs. Except to the extent that Agent is obligated to pay Basic Carrying Costs on behalf of Borrowers from the Basic Sub-Accounts pursuant to Section 3(i) hereof, Borrowers hereby agree to pay all Basic Carrying Costs. Borrowers' obligation to pay (or cause Agent to pay on its behalf from the Basic Sub-Accounts) Basic Carrying Costs pursuant to the Mortgage and the Cash Collateral Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Agent an obligation to pay any property taxes or other Impositions as provided in the Mortgage or the Credit Agreement. Borrowers shall deliver to Agent, promptly following receipt by Borrowers, originals of all real estate tax bills and other documents evidencing Impositions and copies of all bills for insurance premiums.


0148055.08-01S4a
                                       17

               (k) Event of Default. All funds deposited into the Cash Collateral Account shall be held by Agent pursuant to the provisions hereof and shall be applied in payment of the applicable obligations provided herein when and as payable, provided that no Event of Default shall have occurred and be continuing or that Agent shall not have accelerated the Obligations due under the Loan Documents. Should an Event of Default occur and be continuing or if Agent shall have accelerated the Obligations due under the Loan Documents, the proceeds on deposit in the Cash Collateral Account may be applied by Agent in payment of any Basic Carrying Costs or Property Expenses for all or any portion of the Mortgaged Property or may be applied to the payment of the Indebtedness or any other charges affecting all or any portion of the Mortgaged Property as Agent in its sole discretion may determine upon prior notice to Borrowers in accordance with the Credit Agreement and the Mortgage; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent as herein provided. Upon the occurrence and during the continuance of an Event of Default hereunder or upon the acceleration of the Obligations due under the Loan Documents, Agent may, at Agent's sole discretion, either (i) upon receipt by Agent of copies of bills, invoices and other reasonable substantiation of Property Expenses for any such Property Expenses acceptable to Agent, pay the Property Expenses directly from amounts on deposit in the Cash Collateral Account or (ii) not more than once during each calendar month, on such date as shall be requested by Borrowers and approved by Agent, disburse from the Cash Collateral Account, to Borrowers or at Borrower's election, the Manager, an amount necessary to pay such Property Expenses approved by Agent. All such disbursements from the Cash Collateral Account to Borrowers or the Manager to pay Property Expenses hereunder shall be made against receipt by Agent of (i) copies of bills, invoices and other reasonable substantiation of Property Expenses for any such Property Expenses acceptable to Agent and (ii) proof, including, without limitation, paid invoices or other reasonable substantiation, including, without limitation, cancelled checks, satisfactory to Agent that all disbursements from the Cash Collateral Account for previous calendar months were applied to the payment of Property Expenses. Borrowers or if applicable Manager, as directed by Borrowers, shall use proceeds disbursed from the Cash Collater-

0148055.08-01S4a
                                       18
al Account pursuant to this Section solely for the pay-ment of Property Expenses.

               (l) Loss Proceeds. In the event of a casualty to the Mortgaged Property, unless Agent elects, or is deemed to have elected, pursuant to the Mortgage to make the Proceeds received under the insurance policy required to be maintained by Borrowers available to Borrowers for restoration, Agent and Borrowers shall cause all such Proceeds, except as otherwise set forth in the Mortgage, (less Borrowers's cost of recovering such Proceeds, including, without limitation, reasonable attorneys' fees) to be paid by the insurer directly to the Cash Collateral Account, whereupon Agent shall (after deducting out Agent's reasonable expenses incurred in accordance with the terms of the Mortgage or the Credit Agreement, to protect Agent's interest in the Mortgaged Property and Agent's cost of recovering and paying out such Insurance Proceeds, including, without limitation, reasonable attorneys' fees) apply the same to reduce the Indebtedness in accordance with the terms of the Credit Agreement and the Mortgage; provided, however, that if in accordance with the terms of the Mortgage and the Credit Agreement the Proceeds shall be available for restoration, all Proceeds in respect of business interruption coverage shall be maintained in the Cash Collateral Account, to be applied by Agent in the same manner as Property Income with respect to the operation of the Mortgaged Property; provided, further, however, that in the event that the Proceeds of such business interruption insurance policy are paid in a lump sum in advance, Agent shall hold such Proceeds in a segregated interest-bearing escrow account, shall estimate, in Agent's reasonable discretion, the number of months required for Borrowers to restore the damage caused by the casualty, shall divide the aggregate business interruption Proceeds by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration such monthly installment of the Proceeds. In the event that Proceeds are to be applied toward restoration, Agent shall hold such funds in a segregated bank account, which shall be interest bearing to the extent practicable, and shall disburse the same in accordance with the provisions of the Mortgage. If in accordance with the terms of the Mortgage and the Credit Agreement the Proceeds in respect of any taking are to be made available to Borrowers for

0148055.08-01S4a
                                       19
restoration, Agent and Borrowers shall cause such Proceeds (less Borrowers' cost of recovering such Proceeds, including, without limitation, reasonable attorneys' fees) to be paid to the Cash Collateral Account, whereupon Agent shall (after deducting out Agent's reasonable expenses incurred to protect Agent's interest in the Mortgaged Property and Agent's cost of recovering and paying out such Proceeds, including, without limitation, reasonable attorneys'
fees) apply same to reduce the Indebtedness in accordance with the terms of the Credit Agreement and the Mortgage; provided, however, that any Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Agent in the same manner as Property Income received with respect to the operation of the Mortgaged Property; provided, further, however, that in the event that the Proceeds of any such temporary taking are paid in a lump sum in advance, Agent shall hold such Proceeds in a segregated interest-bearing escrow account, shall estimate, in Agent's reasonable discretion, the number of months that the Mortgaged Property shall be affected by such temporary taking, shall divide the aggregate Proceeds in connection with such temporary taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the pendency of such temporary taking such monthly installment of the Proceeds. In the event that in accordance with the provisions of the Mortgage Proceeds are payable to or to be held by Agent to be applied toward restoration, Agent shall hold such funds in a segregated bank account, which shall be interest bearing to the extent practicable, and shall disburse same in accordance with the provisions of the Mortgage. If any Proceeds in excess of the Casualty Amount or Proceeds paid due to a Taking (collectively, "Loss Proceeds") are received by Borrowers, such Loss Proceeds (less Borrowers' reasonable cost of recovering such Loss Proceeds, including, without limitation, reasonable attorneys' fees) shall be received in trust for Agent, shall be segregated from other funds of Borrowers, and shall be paid within five (5) Domestic Business Days after receipt into the Cash Collateral Account, or paid to Agent to hold in a segregated account, which shall be interest bearing to the extent practicable, in each case to be applied or disbursed in accordance with the foregoing. Except during the continuance of an Event of Default, any Loss Proceeds made available to Borrowers, in the event of a casualty, for

0148055.08-01S4a
                                       20
restoration in accordance herewith, to the extent not used by Borrowers in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Borrowers. Any Loss Proceeds made available to Borrowers, in the event of a Taking, for restoration in accordance herewith, to the extent not used by Borrowers in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Agent, to reduce the Indebtedness.

               4. Financing Statement; Further Assurances.

               (a) Simultaneously herewith, Borrowers shall execute and deliver to counsel for Agent for filing, a financing statement or statements in connection with the Collateral in the form required to properly perfect Agent's security interest in the Collateral that may be perfected by such filings. Borrowers agree that, at any time and from time to time, including, without limitation, in connection with any Permitted Investments under Section 3 hereof, at the expense of Borrowers, Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments), or to enable Agent, to exercise and enforce Agent's rights and remedies hereunder with respect to, any Collateral in furtherance of Borrowers' obligations under this Agreement and the Credit Agreement.

               (b) The chief executive office of each Borrower is c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022. Each Borrower will not change such chief executive office unless such Borrower shall provide Agent with thirty (30) days' prior written notice thereof of such change (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Agent, as may be necessary to maintain the security interest of Agent in the Collateral, at all times fully perfected and in full force and effect. Each Borrower shall not change its name unless it shall have given Agent thirty (30) days' prior written notice thereof of such change (but in any event, within the period required pursuant to the

0148055.08-01S4a
                                       21

UCC) and shall take such action, reasonably satisfactory to Agent, as may be necessary to maintain the security interest of Agent, in the Collateral granted hereunder at all times fully perfected and in full force and effect.

               5. Transfers and Other Liens. Each of the Borrowers and Agent agrees that it will not (i) sell or otherwise dispose of any of the Collateral other than pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted to the Agent under this Agreement or as otherwise permitted under the Credit Agreement or the Mortgage.

               6. Agent's Right to Perform Borrowers' Obligations. If Borrowers fail to perform any of the covenants or obligations contained herein, and such failure shall continue for a period of three (3) Domestic Business Days with respect to monetary obligations, or ten (10) Domestic Business Days with respect to non-monetary obligations, after Borrowers' receipt of written notice thereof from Agent, Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Agent incurred in connection therewith shall be payable by Borrowers to Agent in accordance with Section 10 hereof.

               7. Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, except as provided in Section 5 hereof, Agent shall not have any duty as to any Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of, Agent for the preservation of rights against any Person or otherwise with respect thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a reasonable person would exercise under similar circumstances, it being understood that Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof including, without limitation, any loss, damage or diminution in value resulting from any Permitted Investment), by reason of the act or omission of Agent or its agents, employees or bailees, except to the

0148055.08-01S4a
                                       22
extent that such loss or damage results from Agent's gross negligence or willful misconduct.

               8. Remedies.

               (a) Upon the occurrence and during the continuance of an Event of Default, and subject to the terms and conditions of this Agreement and the Credit Agreement, as applicable, Agent may:

               (i) without notice to Borrowers except as required by law or any of the Loan Documents and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof or any other expenses due in accordance with the Credit Agreement;

               (ii) in Agent's sole discre- tion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC or otherwise under applicable law; and

               (iii) demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Agent may determine in its sole discretion.

Borrowers hereby expressly waive, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind except as specifically provided herein or in the other Loan Documents in connection with this Agreement or the Collateral. Borrowers acknowledge and agree that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be commercially reasonable and sufficient notice to Borrowers within the meaning of the UCC or otherwise under applicable law.

               9. No Waiver. The rights and remedies pro- vided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concur- rently, and are not exclusive of any other right or

0148055.08-01S4a
                                       23
remedy provided at law or in equity. No failure to exercise or delay by Agent or Borrowers in exercising any right or remedy hereunder or under the other Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Agent under Section 8 hereof or by law may be exercised by Agent at any time and from time to time, and as often as Agent may deem it expedient. Any and all of Agent's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrowers shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrowers under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Agent in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrowers by Agent, shall constitute a waiver thereof, or limit, impair or prejudice Agent's right, without notice or demand, to take any action against Borrowers or to exercise any other power of sale, option or any other right or remedy.

               10. Expenses. The Collateral shall secure, and Borrowers shall pay to Agent and/or Agent's counsel upon thirty (30) days written notice from Agent as applicable, from time to time, all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) actually incurred for, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and the Lenders under this Agreement, the Credit Agreement, the Mortgage or the other Loan Documents.


0148055.08-01S4a
                                       24

               11. Agent Appointed Attorney-In-Fact. Upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably constitute and appoint Agent, as Borrowers' true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrowers with respect to the Collateral, and do in the name, place and stead of Borrowers, all such acts, things and deeds for and on behalf of and in the name of Borrowers, which Borrowers could or might do or which Agent may deem necessary or desirable to more fully vest in Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrowers fail to perform any agreement herein contained, Agent may, subject to
Section 6 hereof, itself perform or cause performance of any such agreement, and any reasonable expenses of Agent, and, at the direction of Agent, incurred in connection therewith shall be paid by Borrowers as provided in Section 10 hereof.

               12. Liability of Agent.

               (a) Agent, in Agent's capacity as secured party hereunder, shall be responsible for the performance only of such duties as are specifically set forth in this Agreement, and no duty shall be implied from any provision hereof. Agent shall not be required to take any discretionary actions hereunder. Agent shall take action hereunder at the written direction of Borrowers (but only where specifically permitted hereunder), it being understood and agreed that Agent's duties hereunder shall be wholly ministerial in nature. In connection with any action which Borrowers are permitted under this Agreement to direct Agent to take, if Agent believes that the same is contrary to the provisions of the Credit Agreement, Agent shall advise Borrowers thereof accordingly in writing, and thereafter shall have no liability to Borrowers (or to any other person) for not following any directions of Borrowers. Agent shall not be under any obligation or duty (i) to perform any act which, in Agent's sole judgment, could involve any liability or any expense for which it will not be reimbursed or (ii) to institute or defend any suit in respect hereof, or to advance any of its own monies; provided, however, that Agent shall

0148055.08-01S4a
                                       25
advise Borrowers in writing in those cases where it intends to make such a determination. Borrowers shall indemnify and hold Agent, and its agents, employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Agent in connection with the transactions contemplated hereby, excepting losses, costs, expenses and claims arising as a result of its own gross negligence or willful misconduct.

               (b) Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, representation, report, opinion, bond or other paper, document or signature reasonably believed by Agent to be genuine, and Agent may assume that any purported officer of Borrowers purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Agent may require such written certifications or directions from Borrowers as it deems necessary or appropriate before taking any action hereunder. Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Borrowers shall hold Agent harmless from and against any loss incurred by Agent provided Agent was acting in accordance with this Agreement or in reliance upon any instruction, direction or certification received by Agent and provided Agent's action or omission was without gross negligence or willful or reckless misconduct. Except as expressly set forth herein, Agent shall not be responsible for monitoring Borrowers' compliance with Borrowers' obligations under this Agreement or Borrowers' breach of any of its obligations under this Agreement.

               13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment in full of the Obligations, this Agreement shall terminate and Borrowers shall be entitled to the return, upon their request and at their expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Agent shall execute such instruments and documents as may be reasonably requested

0148055.08-01S4a
                                       26
by Borrowers to evidence such termination and the release of the lien hereof.

               14. Miscellaneous.

               (a) This Agreement, the Mortgage together with the Credit Agreement and the other Loan Documents, constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

               (b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

               (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

               (d) The provisions of Section 9.1 of the Credit Agreement with respect to any notice to be delivered hereunder are incorporated herein by reference.

               (e) At the written request of Agent, Borrowers, at their sole cost and expense, promptly shall take such action and execute and deliver such financing statements and further instruments and documents as Agent may reasonably request in order to more fully perfect, evidence or effectuate the pledge and the security interest granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder. Borrowers authorize Agent to file one or more financing or continuation statements under the UCC relating to the Collateral, naming Agent, as "secured party".

               (f) All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

               (g) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York.

0148055.08-01S4a
                                       27

               (h) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York in and for the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrowers hereby accept for themselves and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrowers irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrowers at its address set forth herein. Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrowers in any other jurisdiction.

               (i) In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

               15. Recourse. The provisions of Section 9.14 of the Credit Agreement are incorporated herein by refer- ence.

               16. WAIVER OF JURY TRIAL. EACH OF THE BOR- ROWERS AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


0148055.08-01S4a
                                       28

               17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



0148055.08-01S4a
                                       29

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written:

                  Borrowers:                1290 PARTNERS, L.P.

                                            By: 1290 GP Corp., General Partner


                                                     By:____________________
                                                        Name:
                                                    Title:


                                            237 PARK PARTNERS, L.P.

                                            By: 237 GP Corp., General Partner


                                                     By:____________________
                                                    Name:
                                                    Title:


                  Agent:                    THE CHASE MANHATTAN BANK, AS AGENT


                                            By:___________________________
                                               Name:
                                               Title:


                  Manager: MANAGER EXECUTES THIS AGREEMENT SOLELY TO EVIDENCE ITS CONSENT TO PERFORM ITS OBLIGATIONS SET FORTH IN SECTION 3(a), 3(k) AND 3(i) HEREOF:

                                            TISHMAN SPEYER PROPERTIES, L.P.

                                            By:___________________________,
                                               General Partner


                                                     By:____________________
                                                        Name:
                                                        Title:

0148055.08-01S4a

                                   SCHEDULE A



               "Permitted Investments" shall mean (i) savings, money market or other interest bearing accounts of Agent, (ii) direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of the Federal Home Loan Mortgage Corporation, Government National Mortgage Association and the Federal National Mortgage Association or (iv) commercial paper of domestic corporations, which has received a rating of A1 or P-1 or its equivalent from either of Moody's Investors Services, Inc. or Standard & Poor's Ratings Group (collectively, the "Rating Agencies") and/or unconditionally guaranteed by an entity which has received an equivalent credit rating by the Rating Agencies.

0148055.08-01S4a